UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

XPO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)       The 2026 annual meeting of stockholders (the “2026 Annual Meeting”) of XPO, Inc. (the “Company”) was held on May 19, 2026.

(b)       At the 2026 Annual Meeting, the stockholders considered each of the proposals presented in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) for the 2026 Annual Meeting and voted to (1) elect each of the Company’s nominees for director; (2) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2026; and (3) approve the advisory vote on the Company’s executive compensation. The proposals are further described in the Proxy Statement.

1.         Election of directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mario Harik	105,394,515	1,268,198	41,475	4,266,348
Bella Allaire	105,579,915	1,093,228	31,045	4,266,348
J. Wes Frye	105,911,942	761,635	30,611	4,266,348
Michael G. Jesselson	105,326,752	1,335,993	41,443	4,266,348
Allison Landry	106,563,698	109,533	30,957	4,266,348
Irene Moshouris	106,423,904	232,068	48,216	4,266,348
Johnny C. Taylor, Jr.	105,806,915	865,806	31,467	4,266,348

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2026:

Votes For	110,661,351
Votes Against	252,095
Abstentions	57,090
Broker Non-Votes	0

3.	Advisory vote to approve executive compensation:

Votes For	105,514,627
Votes Against	1,094,492
Abstentions	95,069
Broker Non-Votes	4,266,348

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2026	XPO, INC.

	By:	/s/ Wendy Cassity
Wendy Cassity
Chief Legal Officer and Corporate Secretary